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               CHESAPEAKE UTILITIES CORPORATION AND SUBSIDIARIES

                                   EXHIBIT 22

                         SUBSIDIARIES OF THE REGISTRANT

              SUBSIDIARIES                         STATE INCORPORATED
   Eastern Shore Natural Gas Company                    Delaware
           Sharp Energy, Inc.                           Delaware
      Chesapeake Services Company                       Delaware
          United Systems, Inc.                          Georgia

SUBSIDIARY OF EASTERN SHORE NATURAL GAS            STATE INCORPORATED
                COMPANY                                 Delaware
       Dover Exploration Company

   SUBSIDIARIES OF SHARP ENERGY, INC.              STATE INCORPORATED
             Sharpgas, Inc.                             Delaware
             Sharpoil, Inc.                             Delaware

   SUBSIDIARIES OF CHESAPEAKE SERVICE              STATE INCORPORATED
                COMPANY                                 Delaware
             Skipjack, Inc.                          North Carolina
       Capital Data Systems, Inc.                    North Carolina
      Currin and Associates, Inc.                       Delaware
     Chesapeake Investment Company

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